UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2019

Anterix Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

pdvWireless, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange on which registered
Common Stock, $0.0001 par value	ATEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2019, the Board of Directors (the “Board”) of pdvWireless, Inc., a Delaware corporation (the “Company”), approved Certificate of Amendment No. 2 (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to change the Company’s corporate name to “Anterix Inc.”, subject to stockholder approval at the Company’s 2019 Annual Meeting of Stockholders held on August 6, 2019 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Amendment as further described below under Item 5.07. The Amendment became effective upon filing with the Delaware Secretary of State on August 6, 2019. In connection with the Amendment, a new CUSIP number was assigned to the Company’s common stock shortly following the filing of the Amendment with the Delaware Secretary of State.

A copy of the Amendment, as filed with the Delaware Secretary of State, is attached as Exhibit 3.1 to this report and incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On August 6, 2019, the Company held its Annual Meeting.  Of the 14,835,738 shares of the Company’s common stock outstanding as of the record date, 13,025,345 shares, or 87.80%, were represented at the Annual Meeting either in person or by proxy.

A description of each matter voted upon at the Annual Meeting is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 5, 2019. The number of votes cast “FOR”, or “AGAINST” and the number of “ABSTENTIONS” and “BROKER NON-VOTES” with respect to each matter at the Annual Meeting are set forth below.

(1)Election of Directors.  The Company’s stockholders elected Brian D. McAuley, Morgan E. O’Brien, T. Clark Akers, Rachelle B. Chong, Greg W. Cominos, Gregory A. Haller, Mark J. Hennessy, Singleton B. McAllister and Paul Saleh as directors, to hold office until the 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.  Each director nominee received more “FOR” votes than “AGAINST” votes.  The following table shows the number of votes cast “FOR” or “AGAINST” and the number of “ABSTENTIONS” and “BROKER NON-VOTES” for each nominee:

Director	For	Against	Abstentions	Broker Non-Votes
Brian D. McAuley	11,891,425	9,502	1	1,124,417
Morgan E. O’Brien	11,895,590	5,337	1	1,124,417
T. Clark Akers	11,894,940	5,987	1	1,124,417
Rachelle B. Chong	9,972,474	1,926,953	1,501	1,124,417
Greg W. Cominos	11,895,340	5,587	1	1,124,417
Gregory A. Haller	11,897,932	2,995	1	1,124,417
Mark J. Hennessy	11,893,172	7,755	1	1,124,417
Singleton B. McAllister	9,973,324	1,927,603	1	1,124,417
Paul Saleh	9,973,924	1,927,003	1	1,124,417

(2)Ratification of Auditors.  The Company’s stockholders ratified the appointment of Grant Thornton LLP, with the approval of 100% of the votes cast, as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2020. The following table shows the tabulation of the votes cast “FOR” and “AGAINST” this proposal as well as the “ABSTENTIONS” submitted on this proposal:

For	Against	Abstentions
13,025,344	—	1

(3)Amendment to Amended and Restated Certificate of Incorporation.  The Company’s stockholders approved the Amendment to the Company’s Amended and Restated Certificate of Incorporation, with the affirmative vote of 87.41% of the outstanding shares of common stock as of the record date, to change the Company’s corporate name from “pdvWireless, Inc.” to “Anterix Inc.”  The following table shows the tabulation of the votes cast “FOR” and “AGAINST” this proposal as well as the “ABSTENTIONS” and “BROKER NON-VOTES” for this proposal:

For	Against	Abstentions	Broker Non-Votes
12,967,576	13,161	935	43,673

No other items were presented for stockholder approval at the Annual Meeting.

Item 8.01.    Other Information.

The Company will issue its fiscal 2020 first quarter financial results after the market closes on Thursday, August 8, 2019 and will host a conference call to discuss its results on Wednesday, August 14, 2019 at 4:45 pm ET. The Company issued a press release on August 6, 2019 that provided details on how to access the conference call, which is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment No. 2 to Amended and Restated Certificate of Incorporation.
99.1	Press Release Issued by the Company on August 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anterix Inc.

Date: August 6, 2019	/s/ Morgan E. O’Brien
Morgan E. O’Brien
Chief Executive Officer